UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

MARIMED INC.

(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2021, MariMed Inc. (the “Registrant”) entered into a Membership Interest Purchase Agreement by and between the Registrant, on the one hand, and Jennifer DiPietro (“DiPietro”), Susan Zimmerman and Sophia Leonard-Burns, as the sole members of Kind Therapeutics USA, LLC, a Maryland limited liability company (“Kind”), on the other hand, to acquire 100% of the equity ownership of Kind, the Registrant’s cannabis-licensed client that holds licenses for the cultivation, production and dispensing of medical cannabis in Maryland. The aggregate purchase price to be paid by the Registrant for Kind shall be $20,000,000, of which $13,500,000 shall be payable in cash (subject to adjustment) and $6,500,000 shall be payable by the issuance of four-year 6% promissory notes of the Registrant to the members of Kind. The notes shall be secured by a guaranty from the Registrant’s subsidiary, Mari Holdings MD, LLC (“Mari Holdings MD”), with such guaranty secured by a first priority lien on the property located at 504 E. First Street, Hagerstown, MD. Upon execution, the Registrant deposited, in escrow, the sum of $5,000,000 as a contract down-payment.

Simultaneously, on December 31, 2021, MariMed Advisors Inc., a wholly-owned subsidiary of the Registrant, entered into a Membership Interest Purchase Agreement with DiPietro, to acquire DiPietro’s entire equity ownership interest in Mari Holdings MD LLC (“Mari-MD”), the owner of the Registrant’s properties in Hagerstown, MD and Annapolis, MD that house production and retail cannabis operations, respectively, and DiPietro’s entire equity ownership interest in Mia Development LLC (“Mia”), the owner of the Registrant’s properties in Wilmington, DE that house production and retail cannabis operations. Giving effect to the purchase of these interests, the Registrant will own approximately 99.7% and 94.3%, respectively, of Mari-MD and Mia.

The closings under the foregoing agreements are subject to the fulfilment of closing conditions including but not limited to approval by the Maryland Medical Cannabis Commission (“MMCC”). There is no assurance that the approval of the MMCC will be obtained or that the further closing conditions will be met.

Simultaneous with the closing of the transactions contemplated by the foregoing agreements, the actions pending in the Circuit Court for Washington County, Maryland and the Suffolk Superior Court, Massachusetts among the parties to these agreements will be dismissed with prejudice.

On January 5, 2022, the Registrant issued a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: January 5, 2022
	By:	/s/ Jon R. Levine
Jon R. Levine, Chief Financial Officer